FIRST AMENDMENT TO REVOLVING LOAN AGREEMENT

               This First Amendment to Revolving Loan Agreement (this "First Amendment") is made and entered into as of the 24th day of March, 1997, by and among AMERICAN RESIDENTIAL SERVICES, INC., a Delaware corporation ("Borrower"), NATIONSBANK OF TEXAS, N.A., as Agent and Issuing Lender under the hereinafter defined Loan Agreement, and those Lenders under that Loan Agreement which have executed and delivered this First Amendment.

                               W I T N E S S E T H

               WHEREAS, pursuant to that certain Revolving Loan Agreement (the "Loan Agreement") dated March 3, 1997, among Borrower, NationsBank of Texas, N.A., as Agent and Issuing Lender, and the other entities designated therein as Lenders, Lenders and Issuing Lender agreed to make loans and other extensions of credit to Borrower upon the terms and conditions therein contained; and

               WHEREAS, the parties hereto desire to modify and amend certain terms and provisions of the Loan Agreement.

               NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1. AMENDMENTS TO LOAN AGREEMENT. The Loan Agreement is modified and amended as follows:

               1.1 The definition of "Consolidated Funded Debt" in Article I of the Loan Agreement is deleted in its entirety and the following is substituted in place thereof:

               "Consolidated Funded Debt" means, as of any date, all interest-bearing Debt of Borrower and its Subsidiaries which is evidenced by promissory notes, loan agreements, bonds or similar instruments, as such amount is required to be shown on Borrower's consolidated balance sheet as of that date prepared in accordance with GAAP (including, without limitation, all Capitalized Lease Obligations and all Approved Subordinated Debt, other than Approved Convertible Subordinated Notes).

               1.2 The following terms and the definitions assigned to such terms are added to and made a part of Article I of the Loan Agreement:

               "Approved Convertible Subordinated Notes" shall mean the Convertible Subordinated Notes due on a stated maturity

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               date in April 2004, issued by Borrower pursuant to the
               Convertible Subordinated Notes Indenture.

               "Convertible Subordinated Notes Indenture" shall mean the Indenture dated a date in March 1997, between Borrower and U.S. Trust Company of Texas, N.A., as Indenture Trustee, pursuant to which Borrower intends to issue convertible subordinated notes up to an aggregate principal amount of $63,250,000.00, maturity in 2004, as amended, modified, or supplemented from time to time to the extent permitted by this Agreement.

               1.3 The following subsection is added to and made a part of
Section 6.1 of the Loan Agreement as subsection (h) thereof:

               Promptly after its receipt thereof, copies of all notices and other written communications received by Borrower under the Convertible Subordinated Notes Indenture from any holder or owner of an Approved Convertible Subordinated Note or from the Trustee under that Indenture.

               1.4 Section 7.1(d) of the Loan Agreement is deleted in its entirety and the following is substituted in place thereof:

               FUNDED DEBT TO EBITDA RATIO. Borrower shall not permit the Funded Debt to EBITDA Ratio (a) at March 31, 1997 to be greater than
               2.75 to 1.0 and (b) at the end of any other fiscal quarter of Borrower, beginning with its fiscal quarter ended June 30, 1997, to be greater than 2.25 to 1.0.

               1.5 The following subsection is added to and made a part of
Article VII of the Loan Agreement as Section 7.14 thereof:

               NO MODIFICATION OF APPROVED SUBORDINATED DEBT. Borrower shall not, without the prior approval of the Required Lenders, (a) modify the date or manner of payment of any Approved Subordinated Debt, (b) increase the principal balance of any Approved Subordinated Debt, or (c) modify any of the subordination provisions in any note, indenture, or other agreement evidencing or governing any Approved Subordinated Debt.

               1.6 The following subsection is added to and made a part of
Section 8.1 of the Loan Agreement as subsection (l) thereof:

               There shall occur a "Repurchase Event" under and as such term is defined in the Convertible Subordinated Notes Indenture.

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        2. MODIFICATION FEE. As independent consideration for entering into this
First Amendment, contemporaneously with the execution and delivery of this First Amendment by the requisite parties hereto, Borrower shall pay to Agent a modification fee equal to $15,000.00 for the pro rata account (based on their respective Loan Percentages) of those Lenders which are signatories to this First Amendment. Those Lenders which are signatories to this First Amendment constitute not less than the Required Lenders for the purpose of modifying and amending the Loan Agreement in accordance with the terms of this First
Amendment.

        3. APPROVAL OF SUBORDINATED DEBT. The issuance of the indebtedness evidenced by the Approved Convertible Subordinated Notes is approved, and when issued, will constitute Approved Subordinated Debt under the Loan Agreement.

        4. STATUS OF INDEBTEDNESS. Borrower acknowledges that the indebtedness outstanding under the respective Notes on the date hereof is not subject to any offsets, deductions, credits, charges, or claims of whatsoever kind or character.

        5. DEFINED TERMS. Words and terms used herein which are defined in the Loan Agreement are used herein as defined therein, except as specifically modified by the terms of this First Amendment.

        6. REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Borrower in Article V of the Loan Agreement are true and correct in all material respects as of the date of this First Amendment, except for those representations and warranties that are limited by the terms thereof to a specific date.

        7.     MISCELLANEOUS.

               7.1 PRESERVATION OF THE LOAN AGREEMENT. Except as specifically amended and modified by the terms of this First Amendment, all of the terms, provisions, covenants, warranties, and agreements contained in the Loan Agreement and in the other Loan Documents shall remain in full force and effect.

               7.2 COUNTERPARTS. This First Amendment may be executed in two or more counterparts, and it shall not be necessary that any one of the counterparts be executed by all of the parties hereto. Each fully or partially executed counterpart shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.

               7.3    NO ORAL AGREEMENTS.  THE LOAN AGREEMENT, AS AMENDED
BY THIS FIRST AMENDMENT, AND THE OTHER WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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               IN WITNESS WHEREOF, the parties have executed this First
Amendment as of the date first above written.

                                            BORROWER:

                                            AMERICAN RESIDENTIAL SERVICES,
                                            INC., a Delaware corporation

                                            By:/S/JOHN D. HELD
                                                  John D. Held,
                                                  Senior Vice President

                                            AGENT:
                                            NATIONSBANK OF TEXAS, N.A., a
                                            national banking association, as
                                            Agent for Lenders

                                            By:/S/ALBERT WELCH
                                                  Albert Welch
                                                  Vice President

                                            ISSUING LENDER:
                                            NATIONSBANK OF TEXAS, N.A.,
                                            a national banking association

                                            By:/S/ALBERT WELCH
                                                  Albert Welch
                                                  Vice President

                                            LENDERS:
                                            NATIONSBANK OF TEXAS, N.A.,
                                            a national banking association
                                            By:/S/ALBERT WELCH
                                               Albert Welch,
                                               Vice President

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                                          NATIONAL CITY BANK OF KENTUCKY

                                          By:    /s/DONALD R. PULLEN, JR.
                                                 Donald R. Pullen, Jr.,
                                                 Vice President

                                          BANQUE PARIBAS

                                          By:    /S/SCOTT CLINGAN
                                                 Scott Clingan,
                                                 Vice President

                                          By:     /s/LARRY ROBINSN
                                          Name:   Larry Robinsn
                                          Title:  Vice President

                                          THE FUJI BANK LIMITED, Houston Agency

                                          By:     /s/PHILIP C. LAUINGER III
                                                  Philip C. Lauinger III
                                                  Vice President & Joint Manager

                                          GUARANTY FEDERAL BANK, F.S.B.

                                          By:     /s/MARK WAYNE
                                                  Mark Wayne,
                                                  Vice President

                                          SUMITOMO BANK, LTD.

                                          By:     /s/JOHN O'NEILL
                                                  John O'Neill,
                                                  Vice President

                                          By:     /s/BRUCE PORTILLO
                                          Name:   Bruce Portillo
                                          Title:  Vice President

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By their execution hereof, the undersigned Subsidiaries of Borrower, guarantors of the Obligations, acknowledge and agree to this First Amendment:

A.K. LANDAN, INC., a California corporation

        AMERICAN MECHANICAL SERVICES, INC., a

        Delaware corporation

        ANNANDALE & FAIRFAX AIR CONDITIONING
        & HEATING, INC., a Virginia corporation

        ARS ENERGY SERVICES COMPANY, a

        Delaware corporation

        ARS RESIDENTIAL HOLDING COMPANY, a

        Delaware corporation

        ARS RESIDENTIAL MANAGEMENT
        COMPANY, a Delaware corporation

        ARS RESIDENTIAL SERVICES, INC., a

        Delaware corporation

        ADCOT, INC. (d/b/a A-ABC Appliances, a

        Texas corporation

        ATLAS SERVICES, INC., a South Carolina

        corporation

        BULLSEYE AIR CONDITIONING, INC., a

        Florida corporation

        CLIMATIC CORPORATION OF VERO BEACH,

        a Florida corporation

        DOC PLUMBING, INC., a South Carolina

corporation

        By:/s/John D. Held
              John D. Held,
              Vice President

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        FLORIDA HEATING & AIR CONDITIONING,
        INC., a Florida corporation

        FLORIDA HEATING AND AIR DUCT, INC., a

        Florida corporation

        GENERAL HEATING & AIR CONDITIONING
        COMPANY, INC., a Delaware corporation

        GOLDEN TRIANGLE MECHANICAL, INC., a

        South Carolina corporation

        HESSION PLUMBING COMPANY, INC., an

        Indiana corporation

        ILLINOIS HEATING & AIR CONDITIONING,
        INC., an Illinois corporation

        KEENAN MECHANICAL SERVICES, INC., a

        Virginia corporation

        KIRBY HEATING & AIR, INC., a South Carolina

        corporation

        KORTE ELECTRIC, INC., a Delaware

        corporation

        LARRY TEAGUE & SONS, a Florida

        corporation

        MCCANNICS, INC., a Delaware corporation

        MERIDIAN & HOOSIER HEATING AND AIR

        CONDITIONING COMPANY, an Indiana

        corporation

        METRO HEATING AND AIR CONDITIONING,

        a Delaware corporation

        By:/s/JOHN D. HELD
              John D. Held,
              Vice President

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        PRICEMASTERS HEATING & AIR
        CONDITIONING CO., an Illinois corporation

        R.F. MASTERS, INC., a South Carolina

        corporation

        ROOTER EXPRESS SERVICE, INC., a South

        Carolina corporation

        SAGAMORE HEATING & COOLING, INC., an

        Indiana corporation

        SASSO AIR CONDITIONING, INC., a Delaware

        corporation

        SERVICE ENTERPRISE HOLDINGS, LLC, a
        Texas limited liability company

        SERVICE ENTERPRISES - HOUSTON, INC.

        (d/b/a Crown Services), a Delaware
        corporation

        SOUTHCOAST HEATING AND AIR
        CONDITIONING, INC., a California corporation

        TED'S PLUMBING, INC., a Florida corporation

        TRADEMARK ENTERPRISES, INC., a Delaware

        corporation

        USA HEATING & AIR CONDITIONING, INC., a

        Delaware corporation

        WEST HOUSTON SERVICES, INC., a Delaware

        corporation

        By:/s/JOHN D. HELD
              John D. Held,
              Vice President

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